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ROYALTY PHARMA REPORTS THIRD QUARTER 2025 RESULTS
•Portfolio Receipts growth of 11% to $814 million; Royalty Receipts growth of 11%
•Net cash provided by operating activities of $703 million
•Raised full year 2025 guidance: Portfolio Receipts expected to be $3,200 to $3,250 million
NEW YORK, NY, November 5, 2025 - Royalty Pharma plc (Nasdaq: RPRX) today reported financial results for the third quarter of 2025 and raised full year 2025 guidance for Portfolio Receipts.
“We delivered strong third quarter 2025 results, raised our full year guidance and are on track to deliver another year of double-digit top-line growth,” said Pablo Legorreta, Royalty Pharma’s founder and Chief Executive Officer. “In addition, we had an especially active past few months for deals, expanding our portfolio with three innovative therapies and increasing our Capital Deployment to $2.0 billion for the year. Furthermore, we hosted our Investor Day in September, where we highlighted the rapid growth in the royalty market, the powerful competitive advantages that underscore our leadership, our sustainable and attractive returns and our goal to be the premier capital allocator in life sciences with consistent, compounding growth.”
Double-digit growth in Royalty Receipts and Portfolio Receipts
•Royalty Receipts grew 11% to $811 million in the third quarter of 2025, primarily driven by Voranigo, Tremfya and the cystic fibrosis franchise.
•Portfolio Receipts increased by 11% to $814 million.
Significant Capital Deployment in recent months strengthens portfolio
•Acquired a royalty on Amgen's Imdelltra for up to $950 million; entered into a funding agreement on obexelimab with Zenas BioPharma for up to $300 million; and acquired a royalty on Alnylam's Amvuttra for $310 million.
•Repurchased four million Class A ordinary shares for $152 million in the third quarter, with total share repurchases of $1.2 billion in the first nine months of 2025.
Positive clinical and regulatory updates across royalty portfolio
•Revolution Medicines' daraxonrasib: positive initial data in first-line metastatic pancreatic cancer supporting
Phase 3 initiation in the fourth quarter of 2025; FDA awarded Commissioner's National Priority Voucher with goal of accelerating development and review.
•Roche's trontinemab: initiated the Phase 3 program for Alzheimer's disease.
Raising financial guidance for full year 2025 (excludes contribution from future transactions)
•Royalty Pharma expects 2025 Portfolio Receipts to be between $3,200 million and $3,250 million (previously
$3,050 million to $3,150 million), representing expected growth of 14% to 16% (previously 9% to 12%).
Financial & Liquidity Summary

	Three Months Ended September 30,
	(unaudited)
($ and shares in millions)	2025	2024	Change
Portfolio Receipts	814	735	11%
Net cash provided by operating activities	703	704	(0)%
Adjusted EBITDA (non-GAAP)*	779	679	15%
Portfolio Cash Flow (non-GAAP)*	657	617	6%
Weighted average Class A ordinary shares outstanding - diluted	560	593	(6)%
*See “Liquidity and Capital Resources” section. Adjusted EBITDA and Portfolio Cash Flow are non-GAAP liquidity measures calculated in accordance with the credit agreement.

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Portfolio Receipts Highlights

			Three Months Ended September 30,
			(unaudited)
($ in millions)			2025	2024	Change
Products:	Marketers:	Therapeutic Area:
Cystic fibrosis franchise	Vertex	Rare disease	222	207	7%
Trelegy	GSK	Respiratory	96	91	6%
Tysabri	Biogen	Neuroscience	68	68	(0)%
Evrysdi	Roche	Rare disease	52	48	8%
Xtandi	Pfizer, Astellas	Cancer	50	43	15%
Tremfya	Johnson & Johnson	Immunology	49	34	44%
Imbruvica	AbbVie, Johnson & Johnson	Cancer	41	46	(11)%
Promacta	Novartis	Hematology	38	42	(9)%
Voranigo	Servier	Cancer	33	—	n/a
Cabometyx/Cometriq	Exelixis, Ipsen, Takeda	Cancer	21	19	15%
Spinraza	Biogen	Rare disease	14	14	(4)%
Erleada	Johnson & Johnson	Cancer	12	10	23%
Trodelvy	Gilead	Cancer	12	11	6%
Other products(5)			102	98	3%
Royalty Receipts			811	732	11%
Milestones and other contractual receipts			3	3	0%
Portfolio Receipts			814	735	11%
Amounts shown in the table may not add due to rounding.
Royalty Receipts was $811 million in the third quarter of 2025, an increase of 11% compared to $732 million in the third quarter of 2024. The increase was primarily driven by Voranigo, Tremfya and the cystic fibrosis franchise.
Portfolio Receipts was $814 million in the third quarter of 2025, an increase of 11% compared to $735 million in the third quarter of 2024, primarily driven by the same Royalty Receipts increases noted above.
Liquidity and Capital Resources
Royalty Pharma’s liquidity and capital resources are summarized below:
As of September 30, 2025, Royalty Pharma had cash and cash equivalents of $939 million and total debt with principal value of $9.2 billion, primarily comprised of $8.8 billion of unsecured notes with a weighted average duration of approximately 13 years and an attractive weighted-average cost of debt of 3.75%. This outstanding total debt includes $2.0 billion of senior unsecured notes (2025 Notes) issued in September 2025 with a weighted average coupon rate of 5.16%.
Additionally, Royalty Pharma repaid $1.0 billion of senior unsecured notes upon maturity in August 2025.
In January 2025, Royalty Pharma announced a new share repurchase program under which it may repurchase up to $3.0 billion of its Class A ordinary shares. Royalty Pharma repurchased approximately four million Class A ordinary shares for
$152 million in the third quarter and 35 million shares for $1.2 billion for the first nine months of 2025. The weighted-
average number of diluted Class A ordinary shares outstanding for the third quarter of 2025 was 560 million as compared to 593 million for the third quarter of 2024.

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Liquidity Summary

	Three Months Ended September 30,
	(unaudited)
($ in millions)	2025	2024
Portfolio Receipts	814	735
Payments for operating and professional costs	(34)	(55)
Adjusted EBITDA (non-GAAP)	779	679
Interest paid, net	(123)	(62)
Portfolio Cash Flow (non-GAAP)	657	617
Amounts may not add due to rounding.
•Adjusted EBITDA (non-GAAP) was $779 million in the third quarter of 2025. Adjusted EBITDA is calculated as
Portfolio Receipts minus payments for operating and professional costs.
•Portfolio Cash Flow (non-GAAP) was $657 million in the third quarter of 2025. Portfolio Cash Flow is calculated as
Adjusted EBITDA minus interest paid or received, net. This measure reflects the cash generated by Royalty
Pharma’s business that can be redeployed into value-enhancing royalty acquisitions, used to repay debt, returned to shareholders through dividends or share purchases, or utilized for other discretionary investments.
Refer to Table 4 for Royalty Pharma’s reconciliation of each non-GAAP measure to the most directly comparable GAAP financial measure, net cash provided by operating activities.
Capital Deployment reflects cash payments during the period for new and previously announced transactions. Capital
Deployment was $1.0 billion in the third quarter of 2025, consisting primarily of upfront payments for the Imdelltra and obexelimab funding agreements (see 'Royalty Transactions') and research and development funding for litifilimab. Capital
Deployment for the first nine months of 2025 amounted to $1.7 billion.
The table below details Capital Deployment by category:
Capital Deployment

	Three Months Ended September 30,		Nine Months Ended September 30,
	(unaudited)		(unaudited)
($ in millions)	2025	2024	2025	2024
Purchases of available for sale debt securities	—	—	(75)	(150)
Acquisitions of financial royalty assets	(962)	(1,195)	(964)	(2,009)
Acquisitions of other financial assets	—	—	—	(18)
Development-stage funding payments	(51)	(1)	(402)	(2)
Milestone payments	—	—	(269)	(50)
Investments in equity method investees	—	—	—	(11)
Contributions from legacy non-controlling interests - R&D	(0)	0	0	1
Capital Deployment	(1,013)	(1,195)	(1,709)	(2,239)
Amounts may not add due to rounding.

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Royalty Transactions
During 2025, Royalty Pharma has announced new transactions of up to $3.8 billion. The announced transactions amount reflects the entire amount of capital committed for new transactions year to date, including potential future milestones.
Recent transactions include:
•In November 2025, Royalty Pharma acquired a royalty interest in Alnylam's Amvuttra from Blackstone for $310 million. Amvuttra is an approved RNAi therapeutic for the treatment of transthyretin (TTR) amyloidosis with cardiomyopathy and for hereditary TTR amyloidosis with polyneuropathy.
•In September 2025, Royalty Pharma acquired a synthetic royalty on obexelimab from Zenas BioPharma for an upfront payment of $75 million and up to $225 million in milestone payments contingent on the achievements of certain clinical and regulatory events. Obexelimab is in Phase 3 development for the treatment of immunoglobulin
G4-related disease and in Phase 2 development for relapsing multiple sclerosis and systemic lupus erythematosus.
•In August 2025, Royalty Pharma acquired a royalty interest in Amgen's Imdelltra from BeOne Medicines for an upfront payment of $885 million. BeOne Medicines has the option to sell to Royalty Pharma additional royalties on
Imdelltra for up to $65 million within twelve months from the acquisition date. Imdelltra is approved for the treatment of extensive-stage small cell lung cancer.
The information in this section should be read together with Royalty Pharma’s reports and documents filed with the SEC at
www.sec.gov and the reader is also encouraged to review all other press releases and information available in the Investors section of Royalty Pharma’s website at www.royaltypharma.com.
Key Developments Relating to the Portfolio
The key developments related to Royalty Pharma’s royalty interests are discussed below based on disclosures from the marketers of the products.

litifilimab
In October 2025, Biogen announced that both litifilimab Phase 3 studies for systemic lupus erythematosus are fully enrolled with expected data readout for both studies now accelerated to the second half of 2026.

obexelimab
In October 2025, Zenas BioPharma announced positive results from the Phase 2 trial of obexelimab in relapsing multiple sclerosis, which demonstrated a highly statistically significant 95% relative reduction in new gadolinium (Gd)-enhancing T1 lesions over week 8 and week 12 compared with placebo. Zenas anticipates reporting 24-week data in relapsing multiple sclerosis in the first quarter of 2026.

trontinemab
In September 2025, Roche announced that it initiated its Phase 3 program for trontinemab in early symptomatic Alzheimer's disease. Additionally, Roche announced plans to initiate a
Phase 3 study in preclinical Alzheimer's disease, in people at high risk of cognitive decline.

Airsupra
In September 2025, AstraZeneca announced that the FDA approved a supplemental New
Drug Application (sNDA) for Airsupra to reflect the statistically significant severe exacerbation risk reduction in patients with mild asthma compared to albuterol.

daraxonrasib
In September 2025, Revolution Medicines announced positive Phase 1 results from its clinical trials evaluating daraxonrasib as a monotherapy and daraxonrasib in combination with chemotherapy in first-line (1L) metastatic pancreatic ductal adenocarcinoma (PDAC).
These data support Revolution Medicines’ plan to initiate a Phase 3 trial for daraxonrasib in
1L metastatic PDAC in the fourth quarter of 2025. In October 2025, the FDA granted a non-
transferrable voucher for daraxonrasib under the Commissioner's National Priority Voucher
(CNPV) pilot program, which accelerates review times to 1-2 months.

Skytrofa	In July 2025, Ascendis announced the FDA approved Skytrofa for the once-weekly treatment of adults with growth hormone deficiency.
Cabometyx	In July 2025, Ipsen announced that the European Commission (EC) approved Cabometyx for previously treated advanced neuroendocrine tumors.

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deucrictibant
In July 2025, Pharvaris announced that it anticipates topline data for the Phase 3 study
(RAPIDe-3) evaluating deucrictibant for the on-demand treatment of hereditary angioedema attacks in the fourth quarter of 2025 and, pending positive data, expects to submit a New
Drug Application (NDA) to the FDA in the first half of 2026.

CF Franchise
In July 2025, Vertex announced that the EC approved Alyftrek for people with cystic fibrosis ages 6 years and older who have at least one non-class I mutation in the cystic fibrosis transmembrane conductance regulator (CFTR) gene.

2025 Financial Outlook
Royalty Pharma has provided guidance for full year 2025, excluding new transactions and borrowings announced after the date of this release, as follows:

	Provided November 5, 2025	Previous
Portfolio Receipts	$3,200 million to $3,250 million (Growth of ~+14% to 16% year/year)	$3,050 million to $3,150 million (Growth of ~+9% to 12% year/year)
Payments for operating and professional costs	~9% to 9.5% of Portfolio Receipts	~9% to 9.5% of Portfolio Receipts
Interest paid	$275 million	$275 million
The above Portfolio Receipts guidance represents expected growth of 14% to 16% in 2025. Royalty Pharma’s full year 2025 guidance reflects a negligible estimated foreign exchange impact to Portfolio Receipts, assuming current foreign exchange rates prevail for the rest of 2025.
Payments for operating and professional costs in the second half of 2025 are expected to decrease due to extinguishment of the management fee following the completion of the internalization transaction on May 16, 2025. Payments for operating and professional costs in 2025 include one-time payments amounting to approximately $70 million (>2% of 2025
Portfolio Receipts), comprised of transaction costs for the Internalization and other one-time items.
Total interest paid is based on the semi-annual interest payment schedule of Royalty Pharma’s existing notes and the quarterly interest payment schedule for the term loan assumed as part of the internalization transaction. In 2025, total interest paid is anticipated to be approximately $275 million, including $7 million in the fourth quarter of 2025. These projections assume no additional debt financing in 2025. In the third quarter of 2025, Royalty Pharma collected interest of
$7 million on its cash and cash equivalents, which partially offset interest paid. In 2026, Royalty Pharma anticipates interest paid to be approximately $350 - $360 million(7), including interest payments on the $2.0 billion of senior unsecured notes issued in September 2025.
Royalty Pharma today provides this guidance based on its most up-to-date view of its prospects. This guidance assumes no major unforeseen adverse events or changes in foreign exchange rates and excludes the contributions from transactions announced subsequent to the date of this press release.
Deloitte Report on the Biopharma Royalty Market
In September 2025, Royalty Pharma announced the release of Deloitte's report on the biopharma royalty market. The report, titled “Role of Royalties in Funding Biopharma Innovation,” is the first of its kind and offers a comprehensive analysis of the current dynamics, growth drivers and outlook for biopharma royalties. As part of this study, Deloitte engaged with more than 110 biopharma leaders, primarily CEOs and CFOs, through a digital survey and one-on-one interviews to assess views on royalty funding. The report underscores the vital role royalties play in fueling the biopharma ecosystem — supporting life sciences innovation and commercial success while offering flexible, non-dilutive capital at scale. The full report is available for download at Deloitte’s website and Royalty Pharma’s website.
Financial Results Call
Royalty Pharma will host a conference call and simultaneous webcast to discuss its third quarter 2025 results today at 8:00
a.m., Eastern Time. Please visit the “Investors” page of the company’s website at https://www.royaltypharma.com/
investors/events to obtain conference call information and to view the live webcast. A replay of the conference call and webcast will be archived on the company’s website for at least 30 days.

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About Royalty Pharma plc
Founded in 1996, Royalty Pharma is the largest buyer of biopharmaceutical royalties and a leading funder of innovation across the biopharmaceutical industry, collaborating with innovators from academic institutions, research hospitals and non-profits through small and mid-cap biotechnology companies to leading global pharmaceutical companies. Royalty
Pharma has assembled a portfolio of royalties which entitles it to payments based directly on the top-line sales of many of the industry’s leading therapies. Royalty Pharma funds innovation in the biopharmaceutical industry both directly and indirectly - directly when it partners with companies to co-fund late-stage clinical trials and new product launches in exchange for future royalties, and indirectly when it acquires existing royalties from the original innovators. Royalty
Pharma’s current portfolio includes royalties on more than 35 commercial products, including Vertex’s Trikafta and
Alyftrek, Johnson & Johnson’s Tremfya, GSK’s Trelegy, Roche’s Evrysdi, Servier’s Voranigo, Biogen’s Tysabri and Spinraza,
AbbVie and Johnson & Johnson’s Imbruvica, Astellas and Pfizer’s Xtandi, Pfizer’s Nurtec ODT, and Gilead’s Trodelvy, among others, and 17 development-stage product candidates.
Forward-Looking Statements
The information set forth herein does not purport to be complete or to contain all of the information you may desire.
Statements contained herein are made as of the date of this document unless stated otherwise, and neither the delivery of this document at any time, nor any sale of securities, shall under any circumstances create an implication that the information contained herein is correct as of any time after such date or that information will be updated or revised to reflect information that subsequently becomes available or changes occurring after the date hereof.
This document contains statements that constitute “forward-looking statements” as that term is defined in the United
States Private Securities Litigation Reform Act of 1995, including statements that express the company’s opinions, expectations, beliefs, plans, objectives, assumptions or projections regarding future events or future results, in contrast with statements that reflect historical facts. Examples include discussion of Royalty Pharma’s strategies, financing plans, growth opportunities, market growth and plans for capital deployment, plus the benefits of the internalization transaction, including expected accretion, enhanced alignment with shareholders, increased investment returns, expectations regarding management continuity, transparency and governance, and the benefits of simplification to its structure. In some cases, you can identify such forward-looking statements by terminology such as “anticipate,” “intend,” “believe,” “estimate,”
“plan,” “seek,” “project,” “expect,” “may,” “will,” “would,” “could” or “should,” the negative of these terms or similar expressions. Forward-looking statements are based on management’s current beliefs and assumptions and on information currently available to the company. However, these forward-looking statements are not a guarantee of Royalty Pharma’s performance, and you should not place undue reliance on such statements. Forward-looking statements are subject to many risks, uncertainties and other variable circumstances, and other factors. Such risks and uncertainties may cause the statements to be inaccurate and readers are cautioned not to place undue reliance on such statements. Many of these risks are outside of the company’s control and could cause its actual results to differ materially from those it thought would occur. The forward-looking statements included in this document are made only as of the date hereof. The company does not undertake, and specifically declines, any obligation to update any such statements or to publicly announce the results of any revisions to any such statements to reflect future events or developments, except as required by law.
Certain information contained in this document relates to or is based on studies, publications, surveys and other data obtained from third-party sources and the company’s own internal estimates and research. While the company believes these third-party sources to be reliable as of the date of this document, it has not independently verified, and makes no representation as to the adequacy, fairness, accuracy or completeness of, any information obtained from third-party sources. In addition, all of the market data included in this document involves a number of assumptions and limitations, and there can be no guarantee as to the accuracy or reliability of such assumptions. Finally, while the company believes its own internal research is reliable, such research has not been verified by any independent source.
For further information, please reference Royalty Pharma’s reports and documents filed with the U.S. Securities and
Exchange Commission ("SEC") by visiting EDGAR on the SEC's website at www.sec.gov.

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Portfolio Receipts
Portfolio Receipts is a key performance metric that represents Royalty Pharma’s ability to generate cash from Royalty
Pharma’s portfolio investments, the primary source of capital that is deployed to make new portfolio investments. Portfolio
Receipts is defined as the sum of Royalty Receipts and Milestones and other contractual receipts. Royalty Receipts includes variable payments based on sales of products, net of contractual payments to the legacy non-controlling interests, that are attributed to Royalty Pharma.
Milestones and other contractual receipts include sales-based or regulatory milestone payments and other fixed contractual receipts, net of contractual payments to legacy non-controlling interests, that are attributed to Royalty Pharma.
Portfolio Receipts does not include royalty receipts and milestones and other contractual receipts that were received on an accelerated basis under the terms of the agreement governing the receipt or payment. Portfolio Receipts also does not include proceeds from equity securities or proceeds from purchases and sales of marketable securities, both of which are not central to Royalty Pharma’s fundamental business strategy.
Portfolio Receipts is calculated as the sum of the following line items from Royalty Pharma’s GAAP condensed consolidated statements of cash flows: Cash collections from financial royalty assets, Cash collections from intangible royalty assets,
Other royalty cash collections, Proceeds from available for sale debt securities and Distributions from equity method investees less Distributions to legacy non-controlling interests - Portfolio Receipts, which represent contractual distributions of Royalty Receipts, milestones and other contractual receipts to the Legacy Investors Partnerships.
Use of Non-GAAP Measures
Adjusted EBITDA and Portfolio Cash Flow are non-GAAP liquidity measures that exclude the impact of certain items and therefore have not been calculated in accordance with GAAP. Management believes that Adjusted EBITDA and Portfolio
Cash Flow are important non-GAAP measures used to analyze liquidity because they are key components of certain material covenants contained within Royalty Pharma’s credit agreement. Royalty Pharma cautions readers that amounts presented in accordance with the definitions of Adjusted EBITDA and Portfolio Cash Flow may not be the same as similar measures used by other companies or analysts. These non-GAAP liquidity measures have limitations as analytical tools, and you should not consider them in isolation or as a substitute for the analysis of Royalty Pharma’s results as reported under
GAAP.
The definitions of Adjusted EBITDA and Portfolio Cash Flow used by Royalty Pharma are the same as the definitions in the credit agreement. Noncompliance with the interest coverage ratio, leverage ratio and Portfolio Cash Flow ratio covenants under the credit agreement could result in lenders requiring the company to immediately repay all amounts borrowed. If
Royalty Pharma cannot satisfy these covenants, it would be prohibited under the credit agreement from engaging in certain activities, such as incurring additional indebtedness, paying dividends, making certain payments, and acquiring and disposing of assets. Consequently, Adjusted EBITDA and Portfolio Cash Flow are critical to the assessment of Royalty
Pharma’s liquidity.
Adjusted EBITDA and Portfolio Cash Flow are used by management as key liquidity measures in the evaluation of the company’s ability to generate cash from operations. Management uses Adjusted EBITDA and Portfolio Cash Flow when considering available cash, including for decision-making purposes related to funding of acquisitions, debt repayments, dividends and other discretionary investments. Further, these non-GAAP liquidity measures help management, the audit committee and investors evaluate the company’s ability to generate liquidity from operating activities.
The company has provided reconciliations of these non-GAAP liquidity measures to the most directly comparable GAAP financial measure, being net cash provided by operating activities in Table 4.
Royalty Pharma Investor Relations and Communications
+1 (212) 883-6772
ir@royaltypharma.com

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Royalty Pharma plc
Condensed Consolidated Statements of Operations (unaudited)
Table 1

	Three Months Ended September 30,
($ in millions)	2025	2024
Income and other revenues
Income from financial royalty assets	579	533
Other royalty income and revenues	30	32
Total income and other revenues	609	565
Operating expense/(income)
Provision for changes in expected cash flows from financial royalty assets	12	(228)
Provision for credit losses on unfunded commitments	1	—
Research and development funding expense	51	1
General and administrative expenses (includes 73 and 1 of share-based compensation expense for the three months ended September 30, 2025 and 2024, respectively)	119	57
Total operating expense/(income), net	182	(170)
Operating income	427	735
Other (income)/expense
Equity in earnings of equity method investees	(16)	(10)
Interest expense	80	67
Other income, net	(81)	(127)
Total other income, net	(17)	(71)
Consolidated net income before tax	444	806
Income tax expense	—	—
Consolidated net income	444	806
Net income attributable to non-controlling interests	156	262
Net income attributable to Royalty Pharma plc	288	544
Amounts may not add due to rounding.

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Royalty Pharma plc
Selected Balance Sheet Data (unaudited)
Table 2

($ in millions)	As of September 30, 2025	As of December 31, 2024
Cash and cash equivalents	939	929
Total current and non-current financial royalty assets, net	16,624	15,911
Total assets	19,347	18,223
Current portion of long-term debt	380	998
Long-term debt, net of current portion	8,566	6,615
Total liabilities	9,726	7,880
Total shareholders’ equity	9,621	10,342

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Royalty Pharma plc
Condensed Consolidated Statements of Cash Flows (unaudited)
Table 3

	Three Months Ended September 30,		Nine Months Ended September 30,
($ in millions)	2025	2024	2025	2024
Cash flows from operating activities:
Cash collections from financial royalty assets	882	792	2,439	2,206
Cash collections from intangible royalty assets	0	0	1	14
Other royalty cash collections	29	30	85	79
Distributions from equity method investees	—	—	13	13
Interest received	7	17	28	37
Development-stage funding payments	(51)	(1)	(402)	(2)
Payments for operating and professional costs	(34)	(55)	(230)	(164)
Payments for Employee EPAs	(2)	—	(2)	—
Interest paid	(130)	(79)	(270)	(159)
Net cash provided by operating activities	703	704	1,663	2,026
Cash flows from investing activities:
Acquisition of businesses, net of cash acquired	(0)	—	(74)	—
Distributions from equity method investees	1	11	100	20
Investments in equity method investees	—	—	—	(11)
Purchases of equity securities	—	(12)	(4)	(63)
Proceeds from equity securities	—	—	—	99
Purchases of available for sale debt securities	—	—	(75)	(150)
Proceeds from available for sale debt securities	3	3	18	7
Proceeds from sales of available for sale debt securities	—	—	511	—
Acquisitions of financial royalty assets	(962)	(1,195)	(964)	(2,009)
Acquisitions of other financial assets	—	—	—	(18)
Milestone payments	—	—	(269)	(50)
Other	—	0	(9)	2
Net cash used in investing activities	(958)	(1,193)	(766)	(2,173)
Cash flows from financing activities:
Distributions to legacy non-controlling interests - Portfolio Receipts	(102)	(102)	(276)	(281)
Distributions to continuing non-controlling interests	(34)	(31)	(127)	(94)
Dividends to shareholders	(95)	(94)	(284)	(283)
Repurchases of Class A ordinary shares	(146)	(97)	(1,147)	(177)
Contributions from legacy non-controlling interests - R&D	(0)	0	0	1
Contributions from non-controlling interests - other	0	1	6	3
Proceeds from revolving credit facility	1,275	—	1,275	—
Repayment of revolving credit facility	(1,275)	—	(1,275)	—
Repayment of long-term debt	(1,000)	—	(1,000)	—
Proceeds from issuance of long-term debt, net of discount	1,954	—	1,954	1,471
Debt issuance costs and other	(14)	(3)	(14)	(12)
Other	—	0	—	(9)
Net cash provided by/(used in) financing activities	563	(326)	(886)	619
Net change in cash and cash equivalents	307	(815)	10	473
Cash and cash equivalents, beginning of period	632	1,765	929	477
Cash and cash equivalents, end of period	939	950	939	950
EPAs: Equity Performance Awards. Amounts may not add due to rounding.

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Royalty Pharma plc
GAAP to Non-GAAP Reconciliation (unaudited)
Table 4

	Three Months Ended September 30,
($ in millions)	2025	2024
Net cash provided by operating activities (GAAP)	703	704
Adjustments:
Proceeds from available for sale debt securities(6)	3	3
Distributions from equity method investees(6)	1	11
Interest paid, net(6)	123	62
Development-stage funding payments	51	1
Distributions to legacy non-controlling interests - Portfolio Receipts(6)	(102)	(102)
Payments for Employee EPAs	2	—
Adjusted EBITDA (non-GAAP)	779	679
Interest paid, net(6)	(123)	(62)
Portfolio Cash Flow (non-GAAP)	657	617
Amounts may not add due to rounding.

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Royalty Pharma plc
Description of Approved Indications for Select Portfolio Therapies
Table 5

Cystic fibrosis franchise	Cystic fibrosis
Trelegy	Chronic obstructive pulmonary disease and asthma
Tysabri	Relapsing forms of multiple sclerosis
Evrysdi	Spinal muscular atrophy
Xtandi	Prostate cancer
Tremfya	Plaque psoriasis, psoriatic arthritis, ulcerative colitis and Crohn’s disease
Imbruvica	Hematological malignancies and chronic graft versus host disease
Promacta	Chronic immune thrombocytopenia purpura and aplastic anemia
Voranigo	Low-grade glioma
Cabometyx/Cometriq	Kidney, liver and thyroid cancer
Spinraza	Spinal muscular atrophy
Erleada	Prostate cancer
Trodelvy	Breast and bladder cancer

13
Notes
(1)Portfolio Receipts is defined above in the section entitled “Portfolio Receipts.”
(2)Adjusted EBITDA is defined under the credit agreement as Portfolio Receipts minus payments for operating and professional costs. Operating and professional costs reflect Payments for operating and professional costs from the GAAP condensed consolidated statements of cash flows. See GAAP to Non-GAAP reconciliation in Table 4.
(3)Portfolio Cash Flow is defined under the credit agreement as Adjusted EBITDA minus interest paid or received, net. See GAAP to Non-GAAP reconciliation in Table 4. Portfolio Cash Flow reflects the cash generated by Royalty Pharma’s business that can be redeployed into value-enhancing royalty acquisitions, used to repay debt, returned to shareholders through dividends or share purchases or utilized for other discretionary investments.
(4)Capital Deployment is calculated as the summation of the following line items from Royalty Pharma’s GAAP condensed consolidated statements of cash flows: Investments in equity method investees, Purchases of available for sale debt securities, Acquisitions of financial royalty assets,
Acquisitions of other financial assets, Milestone payments, Development-stage funding payments less Contributions from legacy non-controlling interests - R&D.
(5)Other products primarily include Royalty Receipts on the following products: Crysvita, Entyvio, Farxiga/Onglyza, IDHIFA, Nesina, Nurtec ODT,
Orladeyo, Prevymis, Rytelo, Skytrofa and distributions from the Legacy SLP Interest, which is presented as Distributions from equity method investees on the GAAP condensed consolidated statements of cash flows.
(6)The table below shows the line item for each adjustment and the direct location for such line item on the GAAP condensed consolidated statements of cash flows.

Reconciling Adjustment	Statements of Cash Flows Classification
Interest paid, net	Operating activities (Interest paid less Interest received)
Distributions from equity method investees	Investing activities
Proceeds from available for sale debt securities	Investing activities
Distributions to legacy non-controlling interests - Portfolio Receipts	Financing activities
(7)The term loan that Royalty Pharma assumed as part of the Internalization has a Secured Overnight Financing Rate (SOFR) based variable interest rate. Royalty Pharma estimated the related interest payment for 2025 based on the forward curve as of November 3, 2025.